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            STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS


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
                                                                                                       FOR THE
                                                                                                         SIX
                                                                                                       MONTHS
                                                                                                        ENDED
                                                                                                      JUNE 30,
                                                                                        1995            1996
                                                                                     -----------     -----------

Net loss..........................................................................   $(2,122,435)    $(1,054,757)
Weighted average number of common shares outstanding:
     Weighted average number of common shares outstanding.........................     6,002,635       6,144,700
     Common shares issuable upon conversion of Series A Preferred Stock...........     5,830,750       5,844,659
     Common shares issuable upon conversion of Series B Preferred Stock...........       100,000         100,000
     Incremental common shares outstanding from the exercise of stock options
      granted within one year of the initial public offering......................       265,832         239,548
                                                                                     -----------     -----------
                                                                                      12,199,217      12,328,907
                                                                                     -----------     -----------
                                                                                     -----------     -----------

Net loss per common share.........................................................         $(.17)          $(.09)
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